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                                                                   Exhibit 10.29


                             CAPCO RESOURCES, LTD.
                           950, 444 FIFTH AVENUE S.W.
                                 DAYON BUILDING
                        CALGARY, ALBERTA, CANADA T2P 2TB

                                 April 2, 1997

Saba Petroleum Company
3201 Skyway Drive, Suite 201
Santa Maria, Ca. 93455
     Attention:  Mr. Alex Cathcart
          Executive Vice President

Gentlemen:

       Please refer to that certain indemnity agreement between the undersigned ("Capco") and you ("Saba") pursuant to which Capco has agreed to indemnify Saba from any loss which may result from the assertion by a shareholder of Saba that he was entitled to acquire shares of the common stock of Saba by reason of preemptive rights held by such person and the failure of Saba to accord such person the ability to exercise such rights.

         Saba has requested that Capco provide certificates endorsed in blank representing 150,000 shares of the common stock of Saba held by Capco as security for the performance of the indemnity and that such shares be deposited into an escrow or trust of Saba's selection to further collateralize such performance. This constitutes Capco agreement to deposit such shares, provided that Saba agrees the following terms:

         1. The term of the escrow or trust shall end on September 1, 1998, at which time all shares deposited shall be returned to Capco, unless prior to such time a covered claim has been asserted, in which case those shares not required to provide indemnity to Saba with respect to such claim and any other covered claims that may theretofore have been discharged out of such deposit, shall be returned to Capco and when such asserted claim shall have been discharged, the remaining shares held with respect to it shall be returned to Capco and the trust or escrow shall terminate.

         2. The terms of the escrow or trust shall be consistent with the indemnity agreement and this letter of agreement.

         3. Capco shall retain the right to vote all shares deposited into the trust or escrow and the right to receive all distributions made with respect thereto, save only shares released to discharge a covered claim.
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4.       Capco shall have the right to approve any settlement of a claim that purports to be a covered claim and no settlement thereof shall be made without the written concurrence of Capco.

5. Nothing herein shall modify the terms of the indemnity agreement which shall continue in effect in accordance with its original tenor, it being the agreement of the parties that this agreement is only to provide collateral for the indemnity agreement's performance by Capco.

If the foregoing is acceptable to you, please so indicate by signing and returning one copy of this letter to the undersigned.

                                           Very truly yours,
                                           CAPCO RESOURCES, LTD.


                                           by
                                             ----------------------------
ACCEPTED AND AGREED
this _ day of April 1997,
SABA PETROLEUM COMPANY


by
  ---------------------------------------
  Alex Cathcart, Executive Vice President